                                                                EXHIBIT n(1)(ii)

                               AMENDED SCHEDULE B

                                     TO THE

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN

                             PURSUANT TO RULE 18f-3

                                      FOR

                                ING EQUITY TRUST

                       12b-l DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)

FUNDS                                                          A        B       C       I        O      Q
-----                                                         ----    ----    ----     ---     ----    ----
ING Convertible Fund                                          0.35    1.00    1.00     N/A      N/A    0.25
ING Disciplined LargeCap Fund                                 0.30    1.00    1.00     N/A      N/A    N/A
ING Equity and Bond Fund                                      0.35    1.00    1.00     N/A      N/A    0.25
ING Financial Services Fund                                   0.35    1.00    1.00     N/A     0.25    0.25
ING LargeCap Growth Fund                                      0.35    1.00    1.00     N/A      N/A    0.25
ING LargeCap Value Fund                                       0.25    1.00    1.00     N/A      N/A    N/A
ING MidCap Opportunities Fund                                 0.30    1.00    1.00     N/A      N/A    0.25
ING MidCap Value Fund                                         0.25    1.00    1.00     N/A      N/A    0.25
ING Principal Protection Fund                                 0.25    1.00    1.00     N/A      N/A    0.25
ING Principal Protection Fund II                              0.25    1.00    1.00     N/A      N/A    0.25
ING Principal Protection Fund III                             0.25    1.00    1.00     N/A      N/A    0.25
ING Principal Protection Fund IV                              0.25    1.00    1.00     N/A      N/A    0.25
ING Principal Protection Fund V                               0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund VI                              0.25    1.00    1.00     N/A      N/A    0.25
ING Principal Protection Fund VII                             0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund VIII                            0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund IX                              0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund X                               0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund XI                              0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund XII                             0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund XIII                            0.25    1.00    1.00     N/A      N/A    N/A
ING Principal Protection Fund XIV                             0.25    1.00    1.00     N/A      N/A    N/A
ING Real Estate Fund                                          0.25    1.00    1.00     N/A     0.25    0.25
ING SmallCap Opportunities Fund                               0.30    1.00    1.00     N/A      N/A    0.25
ING SmallCap Value Fund                                       0.25    1.00    1.00     N/A      N/A    0.25

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